UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2006

ENTERPRISE GP HOLDINGS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

(713) 426-4500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement.

On May 2, 2006, the board of directors (the “Board”) of EPE Holdings, LLC, the general partner of Enterprise GP Holdings L.P. (the “Partnership”), approved an Amended and Restated Enterprise Products Company 2005 EPE Long-Term Incentive Plan (the “Plan”). The Plan was amended to provide for the award of unit appreciation rights (“UARs”) to eligible Plan participants and to clarify the process by which UAR awards and certain other awards are determined. A copy of the Plan reflecting these changes is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with its approval of the Plan, the Board also approved forms of Unit Appreciation Right Grants for Directors of EPE Holdings LLC and for Directors of Enterprise Products GP, LLC, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Enterprise Products Company 2005 EPE Long-Term Incentive Plan, amended and restated as of May 2, 2006.
10.2	Form of Unit Appreciation Right Grant (EPE Holdings, LLC Directors) under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan.
10.3	Form of Unit Appreciation Right Grant (Enterprise Products GP, LLC Directors) under the Enterprise Products Company 2005 EPE Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC, as general partner

Date: May 8, 2006	By: ____/s/ Michael J. Knesek______________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of EPE Holdings, LLC